                                                                     EXHIBIT 4.2


                       OFFICERS' CERTIFICATE PURSUANT TO
                     SECTIONS 102 AND 301 OF THE INDENTURE

         The undersigned officers of The Times Mirror Company, a Delaware corporation (the "Company"), pursuant to the authority granted such officers pursuant to resolutions adopted by the Board of Directors of the Company on March 7, 1996, hereby establish a series of the Company's Securities (as provided for in the Indenture (the "Indenture") dated as of March 19, 1996 between the Company and Citibank, N.A., as Trustee), designated as the "7 1/4% Debentures due November 15, 2096" and hereby certify, pursuant to Sections 102 and 301 of the Indenture, as follows (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture):

         1. Attached hereto as Annex A is a true and correct copy of a specimen Form of Debenture, representing the 7 1/4% Debentures due November 15, 2096 (the "Securities"). The attached Form of Debenture sets forth certain terms required to be set forth in this Certificate pursuant to Section 301 of the Indenture, and said terms are incorporated herein by reference.

         2. The limit upon the aggregate principal amount of the Securities that may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities that, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is $148,000,000.

         3. The principal of the Securities shall be payable on November 15, 2096. The Company may, however, shorten the maturity of the Securities in certain circumstances as set forth in the Form of Debenture.

         4. The Securities shall bear interest at a rate of 7 1/4% per annum. Interest on the Securities will accrue from November 13, 1996. Interest on the Securities shall be payable on the Interest Payment Dates of May 15 and November 15 of each year, commencing May 15, 1997. The Regular Record Dates for the Securities for the interest payable shall be the 15th day immediately preceding each Interest Payment Date.

         5. The issue price to the public for the Securities is 99.614% plus accrued interest, if any, from November 13, 1996.

         6. The Underwriters' commission/discount on the Securities (as a percentage of the principal amount of the Securities) is 1.125%.

         7. Pursuant to Section 301 of the Indenture, provision is hereby made that both (x) defeasance of the Securities under Section 1402 of the Indenture and (y) covenant defeasance of the Securities under Section 1403 of the Indenture, be made applicable to the Securities.

         8. The Securities will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof.

         9. The Securities are not redeemable by the Company prior to maturity.

         10. The Depository Trust Company, New York, New York, will act as the Depositary for the Securities. The Securities will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of the Depositary. Principal and interest payments on the Securities registered in the name of the Depositary's nominee will be made in immediately available funds to the Depositary's nominees as the registered owner of the Global Securities. The Company and the Trustee will treat the persons in whose names the Securities are registered as the owners of such Securities for the purpose of receiving payment of principal and interest on such securities and for all other purposes whatsoever. Securities represented by a Global Security will be exchangeable for Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days or the Company in its discretion at any time determines not to require all of the Securities of such series to be represented by a Global Security and notifies the Trustee thereof. Any Securities that are exchangeable pursuant to the preceding sentence are exchangeable for Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

         11.     (a)      The following defined terms apply for purposes of
this Officers' Certificate and the Securities:

         "1995 Debentures" means the Company's 7-1/2% Debentures due July 1, 2023 and the Company's 7-1/4% Debentures due March 1, 2013, both issued under the 1995 Indenture.

         "1995 Indenture" means the Indenture, dated January 30, 1995, by and between the Company and Wells Fargo Bank, NA, as successor trustee, as amended, supplemented or otherwise modified from time to time.

         "Principal Property" shall have the meaning set forth from time to time in the 1995 Indenture. Under the 1995 Indenture as in effect on the date hereof, the term "Principal Property" means "any manufacturing plant or facility located within the United States of America (other than its territories or possessions) and owned by the Company or any Subsidiary, except such plant or facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole."

         "Restricted Subsidiary" shall have the meaning set forth from time to time in the 1995 Indenture. Under the 1995 Indenture as in effect on the date hereof, the term "Restricted Subsidiary" means "any Subsidiary which owns or leases a Principal Property."

         "Subsidiary" and "Voting Shares" shall have the meanings set forth from time to time in the 1995 Indenture. Under the 1995 Indenture as in effect on the date hereof, the term

"Subsidiary" means "any corporation a majority of the Voting Shares of which is at the time owned directly or indirectly by the Company and its other Subsidiaries" and the term "Voting Shares" means "outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default."

         (b) The following covenant shall be applicable to the Securities, and any default in the performance, or breach, thereof shall constitute an Event of Default for the Securities under the Indenture:

                 Covenant to Secure Notes Equally. The Company will not, nor will it permit any Subsidiary to, secure any of the 1995 Debentures by mortgage, pledge, lien or other encumbrance (mortgages, pledges, liens and other encumbrances being hereinafter called "mortgage" or "mortgages") upon any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing, concurrently with such mortgage in favor of the 1995 Debentures, that the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Securities then existing or thereafter created) shall be secured equally and ratably with the 1995 Debentures, so long as any of the 1995 Debentures shall be so secured; provided, that if the 1995 Debentures are no longer secured by such Principal Property, shares of stock or indebtedness (whether as a result of a repayment of the 1995 Debentures, voluntary release or otherwise), then, upon delivery to the Trustee of an Officers' Certificate to that effect, any mortgage on such Principal Property, shares of stock or indebtedness in favor of the Securities shall be reconveyed, released and terminated. In the event that the 1995 Debentures shall no longer be outstanding whether by discharge, defeasance or otherwise, then, upon delivery to the Trustee of an Officers' Certificate to that effect, this covenant shall immediately cease to be applicable to the Securities (provided that if this covenant requires the release of any mortgage securing the Securities, this covenant shall remain in effect solely for the purpose of effecting such release).

         (c) An Event of Default (the "Additional Event of Default") shall exist for the Securities under the Indenture if an Event of Default (as defined in the 1995 Indenture) has occurred and is continuing as a result of a breach of any covenant set forth in Section 1006 or Section 1007 of the 1995 Indenture as such covenants are in effect from time to time. Any such Event of Default under the 1995 Indenture which is waived by the requisite holders of the 1995 Debentures, or which is otherwise cured, shall no longer be continuing for purposes of the Securities and the Indenture. In the event that the 1995 Debentures shall no longer be outstanding whether by discharge, defeasance or otherwise, or if Section 1006 and Section 1007 are eliminated from the 1995 Indenture, then, upon delivery to the Trustee of an Officers' Certificate to that effect, the Additional Event of Default established by this Officers' Certificate for the Securities under the Indenture shall thereupon be eliminated.

         12. Attached hereto as Annex B are true and correct copies of resolutions duly adopted by the Board of Directors of the Company at a meeting held on March 7, 1996; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company's Board of Directors or any committee thereof relating to the Securities, and the transactions related thereto.

         Each of the undersigned officers further states that he or she has read the provisions of such Indenture setting forth the conditions precedent to the issuance, authentication and delivery of the Securities and the definitions relating thereto, the board resolutions authorizing the issuance of the Securities and the Form of Debenture; that the statements made in this Certificate are based upon the examination of the provisions of such Indenture, the board resolutions, the Form of Debenture and the relevant books and records of the Company; that he or she has, in his or her opinion, made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions for the issuance, authentication and delivery of the Securities have been complied with; and that, in his or her opinion, such conditions have been complied with.

         This Officers' Certificate shall constitute evidence of, and shall be, action by the undersigned Vice President and Treasurer as one of the officers designated in the above-referenced resolutions, determining and setting the specific terms of the Securities as set forth herein and in the Form of Debenture.

         The undersigned Secretary, by execution of this Officers' Certificate, hereby certifies the actions taken by the undersigned Vice President and Treasurer in determining and setting the specific terms of the Securities.

         IN WITNESS WHEREOF, said officers have signed this certificate.

Dated:  November 13, 1996


By: /s/    STEVEN J. SCHOCH             By:  /s/    KATHLEEN G. MCGUINNESS
    ------------------------------           ----------------------------------
    Steven J. Schoch                         Kathleen G. McGuinness
    Vice President and Treasurer             Vice President, General Counsel
                                             and Secretary

                                                                         ANNEX A

                            THE TIMES MIRROR COMPANY

                     7 1/4% DEBENTURE DUE NOVEMBER 15, 2096

                                                           CUSIP No. 887360 AT 2

No.______                                                    $________________

         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE OFFICERS' CERTIFICATE ESTABLISHING THE TERMS OF THIS SECURITY UNDER THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.](1)

         THE TIMES MIRROR COMPANY, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________,(2) or registered assigns, the principal sum of
___________________________ Dollars ($_________) on November 15, 2096, and to
pay interest thereon from November 13, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 1997, at the rate of 7 1/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business Day) immediately preceding such Interest Payment Date.

         Payment of the principal of (and premium, if any) and interest on this Security will be made [in immediately available funds](3) at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and





___________________

(1)       Insert for Global Security.
(2)       Insert "CEDE & CO." for Global Security.
(3)       Insert for Global Security.

private debts[; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register](4).

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  November 13, 1996

                                        THE TIMES MIRROR COMPANY

                                        By:____________________________________


Attest: _____________________________

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                CITIBANK, N.A., As Trustee


                                                By: ___________________________
                                                       Authorized Signatory





__________________

(4)       Remove for Global Security.

                                                                       [Reverse]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 19, 1996, and all indentures supplemental thereto (the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and to an Officers' Certificate delivered to the Trustee establishing the terms of the Securities of this series under the Indenture for statements of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $148,000,000.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Upon the occurrence of a Tax Event (as defined below), the Company will have the right to shorten the maturity of the Securities of this series to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after the shortening of the maturity, interest paid on the Securities of this series will be deductible for Federal income tax purposes.

         In the event that the Company elects to exercise its right to shorten the maturity of the Securities of this series on the occurrence of a Tax Event, the Company will mail a notice of shortened maturity to each holder of record of the Securities of this series by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Securities of this series. Such notice shall be effective immediately upon mailing.

         "Tax Event" means that the Company shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after November 13, 1996, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulation (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after November 13, 1996, such change in tax law creates a more than insubstantial risk that interest paid by the Company on the Securities is not, or will not be, deductible, in whole or in part, by the Company for purposes of Federal income tax.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Securities of this series and (ii) certain restrictive covenants and certain Events of Default applicable to the Securities of this series, in each case upon compliance by the Company with certain conditions set forth in the Indenture.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities of this series and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representations is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                   ASSIGNMENT

                    (To be executed by the registered Holder
               if such Holder desires to transfer this Security)

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _____________________________________________________ this
Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer this Security on the Security Register, with full power of substitution.

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE:   _______________________

PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE:

         _____________________________________

         _____________________________________

         _____________________________________

         _____________________________________


Dated:

Signature of Holder: ________________   Signature Guaranteed: ________________

NOTICE:   The signature to the foregoing Assignment must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                                                         ANNEX B

                                  RESOLUTIONS

         WHEREAS, the Company has on file an omnibus shelf registration statement on Form S-3 (the "Registration Statement") pursuant to which the Company may offer and sell, from time to time, (i) debt securities ("Debt Securities"), (ii) preferred stock, (iii) common stock, and (iv) warrants of the Company in an aggregate amount not to exceed $200 million;

         WHEREAS, the Registration Statement was declared effective by the Securities and Exchange Commission on February 28, 1996.

         NOW, THEREFORE, BE IT...

         RESOLVED FURTHER, that the Registration Statement be, and it hereby is, ratified, approved and confirmed;

         RESOLVED FURTHER, that the Chairman of the Board, Chief Executive Officer and Chief Financial Officer, and the Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary may, at any time and from time to time, on behalf of the Company, authorize the issuance of one or more series of Debt Securities under the Indenture [dated March 19, 1996 by and between the Company and Citibank, N.A., as trustee (the "Indenture")] and, with the approval of the Reviewing Officers [(the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Vice President and General Counsel and the Treasurer)], establish the terms and conditions of such series; and

         RESOLVED FURTHER, that, in connection with each such series of Debt Securities, the Chairman of the Board, Chief Executive Officer and Chief Financial Officer, and the Treasurer, any Assistant Treasurer, Secretary and any Assistant Secretary be, and they hereby are, authorized to execute and deliver one or more Officers' Certificates (as defined in the Indenture) setting forth the terms of Debt Securities of such series established in accordance with the foregoing.